Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Precision Strip Retirement and Savings Plan

Minster, Ohio

We consent to the incorporation by reference in Registration Statement (No. 333-147226) on Form S-8 of Reliance Steel & Aluminum Co. of our report dated June 28, 2022, relating to our audit of the financial statements and supplemental schedule of Precision Strip Retirement and Savings Plan, which appear in this Annual Report on Form 11-K of Precision Strip Retirement and Savings Plan for the year ended December 31, 2021.

/s/ Vasquez & Company LLP

Glendale, California

June 28, 2022